Exhibit 99.1

Altra Reports Fourth-Quarter 2019 Results

Strong Earnings Performance Reflects Benefits of Cost Actions
and Synergy Capture

Over $250.0 Million of Annual Operating Cash Flow Sets New Record

Achieves 2019 Synergy and Debt Reduction Targets

Provides 2020 Guidance

BRAINTREE, Mass., February 13, 2020 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the fourth quarter ended December 31, 2019. Except where otherwise noted, financial results for the fourth quarter of 2019 and 2018 as well as full year 2019 include the Automation and & Specialty (A&S) business. Full year 2018 results only include financial results of the A&S business for the period from October 1, 2018 to December 31, 2018.

Financial Highlights

•

Fourth-quarter 2019 net sales were $441.9 million compared with $469.2 million in the fourth quarter of 2018. Fiscal year 2019 net sales were $1.834 billion, at the high end of the Company’s previously provided guidance range. Fourth-quarter 2019 organic sales were down 4.8% for the combined business compared with the fourth quarter of 2018. Excluding the impact of foreign currency translation, Power Transmission Technologies (PTT) segment sales were down 3.1% and Automation & Specialty (A&S) segment sales were down 6.5% compared with the prior year.*

•

Fourth-quarter net income was $37.3 million, or $0.58 per diluted share, compared with a loss of $5.0 million, or a loss of $0.08 per diluted share, in the fourth quarter of 2018. Non-GAAP net income in the fourth quarter of 2019 was $42.7 million, or $0.66 per diluted share. This is compared with non-GAAP net income of $42.0 million, or $0.65 per diluted share, in the fourth quarter of 2018. Fiscal year 2019 net income was $127.2 million, or $1.97 per diluted share and non-GAAP net income was $184.3 million, or $2.86 per diluted share.*

•	Non-GAAP adjusted EBITDA in the fourth quarter of 2019 was $89.4 million, or 20.2% of net sales, compared with $95.2 million, or 20.3% of net sales, in the fourth quarter of 2018.*
•

Operating income margin in the fourth quarter of 2019 was 11.8% compared with 3.9% in the fourth quarter of 2018. Non-GAAP operating income margin in the fourth quarter of 2019 was 16.4%, compared with 16.8% in the fourth quarter of 2018.*

•

Cash flow from operations for the fourth quarter of 2019 of $73.0 million led to free cash flow of $58.2 million in in the fourth quarter of 2019, compared with free cash flow of $40.9 million in the fourth quarter of 2018.*  For the fiscal year 2019 the Company generated a record $201.7 million of free cash flow.*

•	$40.0 million of debt was paid down in the fourth quarter of 2019, bringing total debt pay down to $130.0 million in 2019 and $150.0 million since the closing of the A&S merger on October 1, 2018.

Strategic Highlights

•	Delivered $15.0 million of synergies in 2019 and remain on track to deliver a total of $52.0 million of synergies by year four following the acquisition of the A&S business.
•

Advanced strategic priority to expediently de-lever company with the pay down of $130 million of debt in 2019 and $150 million since closing of the A&S merger. Leverage at the end of 2019 was 3.8x net debt to Non-GAAP adjusted EBITDA on an unaudited proforma basis.*

•	Successfully completed 3 facility consolidations in 2019 with 2 additional consolidations underway
•	Continued progress with integration of world-class business systems across the organization.

Management Comments

“2019 was a pivotal year for Altra as we solidified our foundation as a premier industrial company and executed on our strategic priorities to integrate the Altra and A&S businesses, de-lever our balance sheet, and capture cost savings and synergies,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer.

“Against the backdrop of a difficult market environment our team continued to execute extremely well. Our fourth-quarter performance was highlighted by exceptional operating results and strong working capital, which helped deliver $58.2 million of free cash flow in the fourth quarter of 2019. In addition, by leveraging the benefits of our cost actions and synergies we achieved year-over-year earnings growth despite pressure on the topline.”*

“Looking ahead, cost containment and de-levering the balance sheet with strong cash flow remain a top priority. We have done an excellent job of delivering on cost synergies and are starting to move our focus to capturing sales synergies in support of our efforts to accelerate organic topline growth. We are excited by the opportunity we have to continue to implement a best-in-class business system across the organization and are confident that the work we are doing to drive cost out of the business and manage the balance sheet positions Altra to have very strong operating leverage when the market turns.” concluded Christenson.

Business Outlook

While we see ongoing strength in some end markets and are encouraged by recent trade-related developments, several of the markets we serve remain under pressure and the cadence of the global industrial economic recovery remains uncertain and will take time to flow through. We expect tougher sales comparatives in the first half of the year. Our guidance below reflects the fact that we continue to expect exchange rate headwinds into 2020. The guidance includes our best estimate of the revenue impact related to the coronavirus. We estimate that impact to be between $10 and $50 million. We recognize that the situation is fluid and as a result it is very difficult to predict when our factories, suppliers, and customers will be fully operational again.

Altra is providing guidance for full year 2020 as follows:

•	Full-year 2020 sales in the range of $1,720 - $1,770 million.

•	GAAP diluted EPS in the range of $1.53 to $1.67.
•	Non-GAAP diluted EPS in the range of $2.40 to $2.60.*
•	Non-GAAP adjusted EBITDA in the range of $340 to $360 million.*
•

Tax rate for the full year is expected to be approximately 22% to 24% before discrete items, capital expenditures in the range of $45 to $50 million, and depreciation and amortization in the range of $125 to $132 million.

•	Expect to exit 2020 with leverage of 3.5x to 3.7x and pay down up to $150 million of debt.

Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$37.3	$(5.0)	$127.2	$35.3

Restructuring and consolidation costs	$2.4	$2.3	$14.1	$4.4
Loss on write-off of deferred financing costs	-	1.2	—	1.2
Acquisition related stock compensation expense	0.6	2.0	3.2	2.0
Amortization of inventory fair value adjustment	—	14.2	—	14.2
Loss on partial settlement of pension plan	—	—	—	5.1
Acquisition related expenses	—	24.3	0.7	36.2
Acquisition related amortization expense	17.5	17.9	70.4	25.2
Supplier warranty settlement	—	—	—	(2.0)
Tax impact of above adjustments	(4.6)	(14.9)	(20.8)	(15.2)
Non-cash deferred tax benefit due to income tax rate change in India	(10.5)	-	(10.5)	-
Non-GAAP net income*	$42.7	$42.0	$184.3	$106.4
Non-GAAP diluted earnings per share*	$0.66	$0.65	$2.86	$2.86

*Reconciliation of Free Cash Flow

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash flows from operating activities	$73.0	$57.3	$253.4	$116.3
Purchase of property, plant and equipment	(14.8)	(16.4)	(51.7)	(37.5)
Free cash flow*	$58.2	$40.9	$201.7	$78.8

*Reconciliation of Net Debt

	Amounts in millions
	Years Ended December 31,
	2019	2018
Debt	$1,604.0	$1,734.0
Cash	(167.3)	(169.0)
Net debt	$1,436.7	$1,565.0

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Income from operations	$52.1	$18.2	$224.1	$86.7
Income from operations as a percent of net sales	11.8%	3.9%	12.2%	7.4%

Restructuring and consolidation costs	$2.4	$2.3	$14.1	$4.4
Acquisition related stock compensation expense	0.6	2.0	3.2	2.0
Amortization of inventory fair value adjustment	—	14.2	—	14.2
Supplier warranty settlement	—	—	—	(2.0)
Acquisition related amortization expense	17.5	17.9	70.4	25.2
Acquisition related expenses	—	24.3	0.7	36.2
Non-GAAP income from operations*	72.6	78.9	312.5	166.7
Non-GAAP Income from operations as a percent of net sales	16.4%	16.8%	17.0%	14.2%

*Reconciliation of GAAP to Non-GAAP Operating Income and Operating Income Margin

Selected Statement of Income Data
	Quarter Ended December 31, 2019			Quarter Ended December 31, 2018
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$441.9	—	441.9	$469.2	$—	469.2
Cost of sales	284.5	—	284.5	317.5	14.2	303.3
Gross profit	157.4	—	157.4	151.7	14.2	165.9
Operating Expenses
Selling, general & administrative expenses	88.2	18.1	70.1	116.6	44.2	72.4
Research and development expenses	14.7	—	14.7	14.6	—	14.6
Restructuring costs	2.4	2.4	-	2.3	2.3	-
Income from Operations	$52.1	$20.5	$72.6	$18.2	$60.7	$78.9
GAAP and Non-GAAP Income from operations as a percent of net sales	11.8%		16.4%	3.9%		16.8%

	Year to Date Ended December 31, 2019			Year to Date Ended December 31, 2018
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,834.1	—	$1,834.1	$1,175.3	$—	$1,175.3
Cost of sales	1,177.8	—	1,177.8	799.2	12.2	787.0
Gross profit	656.3	—	656.3	376.1	12.2	388.3
Operating Expenses
Selling, general & administrative expenses	359.0	74.3	284.7	251.9	63.4	188.5
Research and development expenses	59.1	—	59.1	33.1	—	33.1
Restructuring costs	14.1	14.1	-	4.4	4.4	-
Income from Operations	$224.1	$88.4	$312.5	$86.7	$80.0	$166.7
GAAP and Non-GAAP Income from operations as a percent of net sales	12.2%		17.0%	7.4%		14.2%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income	$37.3	$(5.0)	$127.2	$35.3

Asset impairment and other, net	0.4	(0.2)	0.1	0.3
Tax expense	(3.4)	(0.6)	21.0	16.4
Interest expense	17.2	22.7	73.8	28.6
Depreciation expense	14.5	14.1	58.0	34.8
Acquisition related amortization expense	17.5	17.9	70.4	25.2
Loss on write-off of deferred financing costs	—	1.2	—	1.2
Acquisition related expenses	—	24.3	0.7	36.2
Loss on partial settlement of pension plans	—	—	—	5.1
Stock compensation expense	3.5	4.3	13.6	8.1
Amortization of fair value of inventory	—	14.2	—	14.2
Supplier warranty settlement	—	—	—	(2.0)
Restructuring and consolidation expense	2.4	2.3	14.1	4.4
Non-GAAP adjusted EBITDA	$89.4	$95.2	$378.9	$207.8
Non-GAAP adjusted EBITDA as a percent of net sales	20.2%	20.3%	20.7%	17.7%

Estimated A&S Non-GAAP adjusted EBITDA for the first three quarters of 2018				$197.7
Proforma Combined Non-GAAP EBITDA				$405.5

*Reconciliation of 2020 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Fiscal Year 2020	Fiscal Year 2020 Diluted EPS
Net income per share diluted	$99.0 - $107.9	$1.53 - $1.67
Restructuring and consolidation costs	2.0 - 5.0
Acquisition related stock compensation expense	1.8 - 2.0
Acquisition related amortization expense	68.0 - 70.0
Tax impact of above adjustments**	(15.8) - (16.9)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance	$155.0 - $168.0	$2.40 - $2.60
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 22% - 24% by the above items

*Reconciliation of 2020 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2020
Net income per share diluted	$99.0 - $107.9
Interest expense	70.0 - 67.3
Tax expense	31.0 - 33.4
Depreciation expense	57.0 - 62.0
Acquisition related amortization expense	68.0 - 70.0
Stock based compensation	13.0 - 14.4
Restructuring and consolidation costs	2.0 - 5.0
Non-GAAP adjusted EBITDA Guidance	$340.0 - $360.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited fourth quarter and full year 2019 financial results on Thursday, February 13, 2020 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (866) 209-9085 domestically or (647) 689-5687 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on February 13 through midnight on February 27, 2020. To listen to the replay, dial (800) 585-8367 domestically or (416) 621-4642 for international access (Conference ID: 4765115). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial, global manufacturer and supplier of electromechanical power transmission, motion control and automation products, including highly engineered power transmission, motion control and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,200 employees and over 50 production facilities in 16 countries around the world.

Consolidated Balance Sheets	Years Ended December 31,
In Millions of Dollars	2019	2018
Assets:
Current Assets
Cash and cash equivalents	$167.3	$169.0
Trade receivables, net	243.2	259.8
Inventories	222.5	231.2
Income tax receivable	5.2	10.2
Prepaid expenses and other current assets	29.1	33.1
Assets held for sale	-	0.7
Total current assets	667.3	704.0
Property, plant and equipment, net	354.4	364.4
Intangible assets, net	1,502.4	1,585.7
Goodwill	1,694.9	1,662.3
Deferred income taxes	3.0	4.9
Other non-current assets, net	25.1	15.9
Operating lease right of use assets	36.6	-
Total assets	$4,283.7	$4,337.2

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$154.7	$175.8
Accrued payroll	58.3	57.0
Accruals and other current liabilities	82.0	79.6
Income tax payable	13.2	7.5
Current portion of long-term debt	18.0	17.2
Operating lease liabilities	13.5	-
Total current liabilities	339.7	337.1
Long-term debt, less current portion and net of unaccreted discount	1,563.8	1,690.9
Deferred income taxes	366.5	393.2
Pension liabilities	30.8	32.0
Long-term taxes payable	4.5	5.4
Other long-term liabilities	28.8	30.4
Operating lease liabilities, net of current portion	24.7	-
Total stockholders' equity	1,924.9	1,848.2
Total liabilities, and stockholders' equity	$4,283.7	$4,337.2

Reconciliation to operating working capital:
Trade receivables, net	243.2	259.8
Inventories	222.5	231.2
Accounts payable	(154.7)	(175.8)
Non-GAAP operating working capital*	$311.0	$315.2

Consolidated Statements of Income Data:	Quarter Ended December 31,				Year Ended December 31,
In Millions of Dollars, except per share amounts	2019		2018		2019		2018
	(Unaudited)				(Unaudited)
Net sales	$441.9		$469.2		$1,834.1		$1,175.3
Cost of sales	284.5		317.5		1,177.8		799.2
Gross profit	157.4		151.7		656.3		376.1
Gross profit as a percent of net sales	35.6%		32.3%		35.8%		32.0%
Selling, general & administrative expenses	88.2		116.6		359.0		251.9
Research and development expenses	14.7		14.6		59.1		33.1
Restructuring and consolidation costs	2.4		2.3		14.1		4.4
Income from operations	52.1		18.2		224.1		86.7
Income from operations as a percent of net sales	11.8%		3.9%		12.2%		7.4%
Loss on partial settlement of pension plan	—		—		—		5.1
Interest expense, net	17.2		22.7		73.8		28.6
Loss on write-off of deferred financing costs	—		1.2		—		1.2
Other non-operating expense (income), net	1.0		(0.1)		2.1		0.1
Income (loss) before income taxes	33.9		(5.6)		148.2		51.7
(Benefit)/Provision for income taxes	(3.4)		(0.6)		21.0		16.4
Income tax rate	-10.0%		10.7%		14.2%		31.7%
Net income (loss)	$37.3		$(5.0)		$127.2		$35.3

Weighted Average common shares outstanding:
Basic	64.4		64.0		64.3		37.9
Diluted - includes impact of convertible debt redemptions	64.6		64.4		64.5		38.4
Net income per share:
Basic	0.58		(0.08)		1.98		0.93
Diluted	0.58		(0.08)		1.97		0.92

Reconciliation of Non-GAAP Gross Profit:
Gross profit	$157.4		$151.7		$656.3		$376.1
Amortization of inventory fair value adjustment	—		14.2		—		14.2
Non-GAAP gross profit	$157.4		$165.9		$656.3		$390.3
	35.6%		35.4%		35.8%		33.2%

Reconciliation of Non-GAAP Income From Operations:
Income from operations	$52.1		$18.2		$224.1		$86.7
Restructuring and consolidation costs	2.4		2.3		14.1		4.4
Acquisition related stock compensation expense	0.6		2.0		3.2		2.0
Amortization of inventory fair value adjustment	—		14.2		—		14.2
Supplier warranty settlement			—		—		(2.0)
Acquisition related amortization expense	17.5		17.9		70.4		25.2
Acquisition related expenses	—		24.3		0.7		36.2
Non-GAAP income from operations *	$72.6		$78.9		$312.5		$166.7
	16.4%		16.8%		17.0%		14.2%
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$37.3		$(5.0)		$127.2		$35.3
Restructuring and consolidation costs	2.4		2.3		14.1		4.4
Loss on write-off of deferred financing costs	—		1.2		—		1.2
Acquisition related stock compensation expense	0.6		2.0		3.2		2.0
Amortization of inventory fair value adjustment	—		14.2		—		14.2
Loss on partial settlement of pension plan	—		—		—		5.1
Supplier warranty settlement	—		—		—		(2.0)
Acquisition related amortization expense	17.5		17.9		70.4		25.2
Acquisition related expenses	—		24.3		0.7		36.2
Tax impact of above adjustments	(4.6)		(14.9)		(20.8)		(15.2)
Non-cash deferred tax benefit due to income tax rate change in India	(10.5)		—		(10.5)		—
Non-GAAP net income *	$42.7		$42.0		$184.3		$106.4
Non-GAAP diluted earnings per share *	$0.66	(1)	$0.65	(2)	$2.86	(3)	$2.86	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 22.6% by the above items.
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.0% by the above items.
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.5% by the above items.

(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.0%. The tax impact for acquisition costs that are not tax deductible has been eliminated. The supplier warranty settlement income is not taxable in local jurisdictions; therefore no tax impact has been assumed.

	Years Ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$127.2	$35.3
Adjustments to reconcile net income to net cash flows:
Depreciation	58.0	34.8
Amortization of intangible assets	70.4	25.2
Amortization of deferred financing costs	4.6	1.2
Amortization of inventory fair value adjustment	—	14.2
Accretion of debt discount, net	0.5	0.1
Loss on disposals, impairments and other	0.1	0.3
Loss on extinguishment of debt	—	1.2
Loss on partial settlement of pension plans	—	5.1
Gain on settlement of cross currency swap	—	(0.9)
(Benefit) provision for deferred taxes	(35.6)	(10.1)
Stock based compensation	13.6	8.1
Changes in assets and liabilities:
Trade receivables	14.8	1.5
Inventories	5.8	(14.0)
Accounts payable and accrued liabilities	(16.2)	23.4
Other current assets and liabilities	14.6	(9.4)
Other operating assets and liabilities	(4.4)	0.3
Net cash provided by operating activities	$253.4	$116.3
Cash flows from investing activities
Purchase of property, plant and equipment	(51.7)	(37.5)
Proceeds from sale of property	0.3	—
Acquisition of Aluminium Die Casting, net of cash acquired	—	(2.7)
Acquisition of Automation and Specialty, net of cash acquired	—	(949.2)
Automation and Specialty acquisition purchase price adjustment	(29.5)	—
Net cash used in investing activities	$(80.9)	$(989.4)
Cash flows from financing activities
Payments of debt issuance costs	—	(29.9)
Payments on term loan facility	(130.0)	(20.0)
Payments on Revolving Credit Facility	—	(281.6)
Dividend payments	(44.3)	(20.0)
Borrowing under term loan facility	—	1,336.7
Borrowing under Revolving Credit Facility	—	19.0
Payments of equipment, working capital notes, mortgages and other debt	(1.1)	(0.9)
Proceeds from equipment, working capital notes, mortgages and other debt	1.6	—
Shares surrendered for tax withholding	(4.1)	(3.1)
Settlement of cross currency swap	—	(14.0)
Net cash (used)/provided in financing activities	$(177.9)	$986.2
Effect of exchange rate changes on cash and cash equivalents	3.7	3.9
Net change in cash and cash equivalents	(1.7)	117.0
Cash and cash equivalents at beginning of year	169.0	52.0
Cash and cash equivalents at end of period	$167.3	$169.0

Reconciliation to free cash flow:
Net cash flows from operating activities	253.4	116.3
Purchase of property, plant and equipment	(51.7)	(37.5)
Free cash flow *	$201.7	$78.8

Selected Segment Data	Quarter Ended December 31,		Year Ended December 31,
In Millions of Dollars, except per share amount	2019	2018	2019	2018
Net Sales:
Power Transmission Technologies	$219.1	$228.8	$907.7	$935.0
Automation & Specialty	223.8	241.7	931.0	241.7
Inter-segment eliminations	(1.0)	(1.3)	(4.6)	(1.4)
Total	$441.9	$469.2	$1,834.1	$1,175.3

Income from operations:
Power Transmission Technologies	$26.4	$26.3	$113.5	$115.6
Automation & Specialty	30.2	41.9	132.3	41.9
Corporate	(2.1)	(33.5)	(7.6)	(52.2)
Restructuring and consolidation costs	(2.4)	(2.3)	(14.1)	(4.4)
Amortization of inventory fair value adjustment	—	(14.2)	—	(14.2)
Total	$52.1	$18.2	$224.1	$86.7

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
(In Millions of Dollars	Quarter Ended December 31, 2019				Year to Date Ended December 31, 2019
	Power Transmission Technologies	Automation and Specialty	Corporate	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Total
Income from operations:
Income from operations	$25.5	$28.7	$(2.1)	$52.1	$106.8	$124.9	$(7.6)	$224.1
Restructuring costs	0.9	1.5	—	2.4	6.7	7.4	—	14.1
Acquisition related stock compensation expense	—	—	0.6	0.6	—	—	3.2	3.2
Acquisition related amortization expense	2.3	15.2	—	17.5	9.2	61.2	—	70.4
Acquisition related expenses	—	—	—	—	—	—	0.7	0.7
Total Non-GAAP Income from operations	$28.7	$45.4	$(1.5)	$72.6	$122.7	$193.5	$(3.7)	$312.5
Non-GAAP Income from operations as a percentage of Segment net sales*	13.1%	20.3%		16.4%	13.5%	20.8%		17.0%

* Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales

Organic sales in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP income from operations, Non-GAAP Diluted earnings per share, Non-GAAP operating income margin, and Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance

Non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, and non-GAAP net income and non-GAAP diluted earnings per share guidance exclude acquisition related amortization, acquisition related costs, acquisition related stock compensation costs, restructuring and consolidation costs and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP operating income margin is calculated by dividing Non-GAAP income from operations by GAAP Net Sales.

Non-GAAP gross profit

Non-GAAP gross profit excludes amortization of inventory fair value adjustment. Non-GAAP gross profit margin is calculated by dividing Non-GAAP gross profit by GAAP Net Sales.

Non-GAAP adjusted EBITDA and Non-GAAP adjusted EBITDA guidance

Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin

Non-GAAP adjusted EBITDA Margin is calculated by dividing Non-GAAP adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free cash flow

Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities.

Non-GAAP operating working capital

Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” our expectations regarding remaining on track to deliver anticipated synergy targets by year four following the acquisition of the A&S business, statements regarding the uncertainty of global industrial economic recovery and its effect on our 2020 guidance, including statements regarding expected sales below 2019 with significant decline in the first half of 2020 due to difficult comparisons and the potential for returning to positive growth by the second half of 2020, statements regarding cost containment and de-levering the balance sheet with strong cash flow remaining a top priority for the Company, anticipations regarding shifting focus to capture sales synergies in support of the Company’s efforts to accelerate topline growth, our plans to continue implementing a best in class business system, our expectations regarding the Company’s ability to drive cost out of the business and manage the balance sheet to position the Company to have a strong operating leverage when the market returns, and the Company’s guidance for the full year 2020.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing the Notes and the Altra Credit Facilities, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) the risk associated with the UK’s departure from the European Union, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, and (36) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

christian.storch@altramotion.com